CONSENT OF INDEPENDENT ACCOUNTANTS


                 We consent to the incorporation by reference in the registration statement of The West Company, Incorporated on this Form S-8 of our report dated February 23, 1996, on our audits of the consolidated financial statements of The West Company, Incorporated and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.



                 Coopers & Lybrand L.L.P.

                 /s/ Coopers & Lybrand L.L.P.
                 ----------------------------
                 Philadelphia, Pennsylvania
                 September 17, 1996